Exhibit 99.1

Liberty Global to Acquire Unitymedia

Second Largest Cable Operator in Germany

Englewood, Colorado – November 13, 2009: Liberty Global, Inc. (“Liberty Global,” “LGI,” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced that it has entered into a share purchase agreement with Unity Media S.C.A. to acquire all of the issued and outstanding capital stock of Unitymedia GmbH (“Unitymedia”), Germany’s second largest cable operator.

Unitymedia is the largest cable television operator in the German federal states of North Rhine-Westphalia and Hesse, which are among the most prosperous and densely populated regions in Germany and Europe. The cable footprint, passing approximately 8.8 million homes, covers ten of the twenty largest cities in Germany, including Cologne, Dusseldorf, and Frankfurt. At September 30, 2009, Unitymedia reported approximately 6.4 million RGUs (as defined by Unitymedia), including 4.5 million analog and digital basic cable subscribers and 1.9 million new service RGUs (digital TV Pay, retail broadband internet, wholesale MMA internet, and telephony).

Liberty Global will acquire 100% of the shares of Unitymedia for an equity purchase price of €2.0 billion ($3.0 billion), from its parent, which is owned by a group of shareholders led by BC Partners and Apollo. Together with Unitymedia’s reported net debt at September 30, 2009 of approximately €1.5 billion ($2.2 billion), the total consideration is approximately €3.5 billion ($5.2 billion), excluding transaction costs, and represents a purchase price multiple of approximately 7.4 times our estimate of Unitymedia’s 2010 Adjusted EBITDA[1] under IFRS accounting standards. Taking into consideration our estimate of the annual impact of synergies that may be realized following the full integration of the acquisition, the effective purchase price multiple would be approximately 6.6 times 2010 Adjusted EBITDA. Completion of the transaction is expected to occur in the first half of 2010 and is subject to regulatory approval.

In terms of financing the transaction, we are targeting debt financing on Unitymedia’s business of approximately €2.5 billion ($3.7 billion), of which the net proceeds, after refinancing Unitymedia’s existing debt and transaction costs, will be available to fund a portion of the equity consideration. We anticipate that we will fund the remaining equity purchase price with a combination of existing liquidity available to LGI, the net proceeds from the sale of $750 million in convertible notes, excluding an overallotment option, and the sale to SPO Partners & Co., a long-standing large shareholder, of 4.5 million shares of Series A common stock and 1.5 million shares of Series C common stock at a price of $21.375 per share for gross proceeds of approximately $128 million.

Mike Fries, President and Chief Executive Officer of Liberty Global stated, “We are excited about this transaction as it complements our existing European footprint and has significant untapped growth potential in one of the fastest growing cable markets in Europe. The addition of Unitymedia not only enhances our European presence, but adds significant scale to our global operations, as our footprint, including Unitymedia, will exceed 40 million homes.”

“Unitymedia fits our strategy of operating best-in-class cable systems, bringing an experienced management team, a significantly upgraded network, and a product suite that is well-positioned to deliver superior value to its customers. We expect that Unitymedia’s growth will be meaningfully accretive to the overall profile of our European business and will benefit from substantial synergies in such areas as network operations and procurement. Adjusting for the transaction, we expect that our consolidated gross leverage would remain within our 4-5 times target range. Importantly, our free cash flow and long-term debt structure should allow us to continue our strategy of buying our own stock over time. We look forward to the addition of Unitymedia and believe it will help position us to continue delivering long-term value to our shareholders.”

Liberty Global is being advised by Goldman Sachs in connection with this acquisition.

About Liberty Global

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of September 30, 2009, Liberty Global operated state-of-the-art networks that served approximately 17 million customers across 14 countries principally located in Europe, Japan, Chile, and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

About Unitymedia

Unitymedia is the largest cable television operator in the German federal states of North Rhine-Westphalia and Hesse and the third largest cable operator in Europe, as measured by the number of television subscribers. Headquartered in Cologne, it operates in Hesse and North Rhine-Westphalia, the most densely populated regions of Germany producing about one third of Germany’s GDP. In addition to analog cable services, Unitymedia is a leading provider of integrated triple play services, driving subscriber growth across digital television, broadband internet and telephony.

Notice

LGI is not registering under the Securities Act of 1933 the offering of any securities that may be issued to finance the transaction, and any securities so issued may not be offered or sold in the United States absent an applicable exemption from the U.S. registration requirements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the targeted close date for the Unitymedia acquisition, the estimated 2010 Adjusted EBITDA for Unitymedia, our intended debt financing, convertible note issuance and share sale, our estimate of post-acquisition synergies, the impact of the transaction on our operations and financial performance, our ability to maintain free cash flow, our post-acquisition projected consolidated gross leverage, continued repurchases of our stock and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the receipt and timing of necessary regulatory approval, our ability to finance the transaction (including the completion of our debt financing, convertible note issuance and sale of common stock), Unitymedia’s ability to continue financial and operational growth at historic levels, the Company’s ability to successfully operate and integrate the Unitymedia operation and realize estimated synergies, continued use by subscribers and potential subscribers of the Unitymedia services, the Company’s ability to achieve expected operational efficiencies and economies of scale, our ability to maintain free cash flow and continue our stock buyback programs, as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission including our most recently filed Forms 10-K and 10-Q. These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For more information, please contact:

Investor Relations		Corporate Communications
Christopher Noyes Molly Bruce K.C. Dolan	+1.303.220.6693 +1.303.220.4202 +1.303.220.6686	Hanne Wolf Bert Holtkamp	+1.303.220.6678 +31.20.778.9800

[1]    Unitymedia defines Adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, non-recurring income, restructuring and transformation costs and non-cash share-based expense.

2